UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2010
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
              On June 9, 2010, we held our 2010 annual meeting of stockholders. The final voting results for this meeting are as follows:
1.	Our stockholders elected our four nominees to our Board of Directors to serve for a three-year term extending until the 2013 annual meeting of stockholders and their successors are duly elected and qualified, with the votes cast as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nancy L. Leaming	198,542,865	23,170,033	201,944	15,410,278
Brian S. Posner	198,415,547	23,293,679	205,616	15,410,278
Eric K. Rowinsky	199,109,781	22,575,572	229,489	15,410,278
Stephen A. Sherwin	200,160,113	21,550,874	203,855	15,410,278
2.	Our stockholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, with the votes cast as follows: 233,548,011 votes for; 3,401,244 votes against; 375,865 abstentions; 0 broker non-votes.

3.	Our stockholders approved an amendment to our 2006 Non-Employee Directors Equity Plan to increase the number of shares available for issuance from 850,000 shares to 1,600,000 shares, with the votes cast as follows: 174,217,044 votes for; 47,014,281 votes against; 683,517 abstentions; 15,410,278 broker non-votes.
     In March 2010, we entered into an agreement with Carl C. Icahn and entities affiliated with Mr. Icahn pursuant to which they agreed to withdraw their notice of nomination of directors and business for our 2010 annual meeting of stockholders. Information about the terms of this agreement is incorporated herein by reference to the description on page 10 of our definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: June 10, 2010